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               [LETTERHEAD OF YORK, NEEL & COMPANY APPEARS HERE]

                     MILLER, MAYER, SULLIVAN & STEVENS LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                      "INNOVATORS OF SOLUTION TECHNOLOGY"
                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Pioneer Financial Corporation
Winchester, Kentucky


We have audited the accompanying consolidated balance sheets of Pioneer Financial Corporation and Subsidiary as of September 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended September 30, 1996. These consolidated financial statements are the responsibility of the management of Pioneer Financial Corporation (Company). Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Financial Corporation and Subsidiary as of September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year period ended September 30, 1996 in conformity with generally accepted accounting principles.


/s/ Miller, Mayer, Sullivan & Stevens    /s/ York, Neel & Company, LLP

Lexington, Kentucky                      Owensboro, Kentucky
November 11, 1996                        November 11, 1996